CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  use  in  this  Post-Effective  Amendment  No.  10  to
Registration  Statement No. 333-102588 of Oppenheimer Principal Protected Trust,
with respect to the  Oppenheimer  Principal  Protected Main Street Fund, on Form
N-1A,  of our reports  dated  February  29, 2008,  relating to the  consolidated financial  statements of Merrill Lynch Bank USA for the year ended  December 28,
2007 (which report expresses an unqualified  opinion and includes an explanatory paragraph  regarding the changes in  accounting  methods in 2007 relating to the adoption of Statement of Financial  Accounting  Standards  No. 157,  "Fair Value
Measurement,"  Statement of Financial  Accounting  Standards  No. 159, "The Fair
Value  Option for  Financial  Assets and  Financial  Liabilities  - Including an
amendment  of  FASB  Statement  No.  115,"  and  FASB   Interpretation  No.  48,
"Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement
No.  109," and in 2006 for  share-based  payments  to  conform to  Statement  of
Financial Accounting Standards No. 123 (revised 2004),  "Share-Based  Payment"), management's  report on the  effectiveness  of internal  control over  financial reporting and to the reference to us under the heading  "Independent  Registered
Public  Accounting  Firm" in the Statement of Additional  Information,  which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah
May 16, 2008